[IBSF LETTERHEAD]


                                                    July 28, 1997


             Y O U R   V O T E   I S   I M P O R T A N T !

Dear Stockholder:

     Your vote FOR our nominees has not yet been received. Our nominees - Arthur J. Abramowitz and Thomas J. Auchter - are well qualified and have been unanimously approved by your Board of Directors. Even Mr. Seidman has previously expressed his belief that Mr. Abramowitz is well qualified.

EVERY VOTE COUNTS

     Your vote is very important, regardless of the number of shares you hold. We urge you to sign and date the enclosed BLUE proxy card FOR our
                                                 ----              ---
nominees and return it today in the enclosed postage-paid envelope.

YOUR BOARD IS COMMITTED TO ENHANCING STOCKHOLDER VALUE

     -  Quarterly dividends up by 150% in less than 3 years.
     - Special dividend of $.22 per share paid earlier this year (as adjusted for our 15% stock dividend).
     - Value of stock investment up over 140% in less than 3 years (counting dividends).
     - Aggressive stock repurchases to reduce our excess capital and increase our returns to current stockholders.
     -  Superior asset quality and low cost structure.


     We urge you to support us in our efforts to enhance stockholder value by returning the BLUE proxy card today.
                 ----





Thomas J. Auchter, Director and         Frank G. Lockhart, Retiring Director
 Nominee


John A. Borden, Director                Francis X. Lorbecki, Jr., Director


Paul W. Gleason, Director               Albert D. Stiles, Jr., Director


                  Joseph M. Ochman, Sr., Chairman,
                         President and CEO


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                                IMPORTANT


    Your vote is important. Regardless of the number of shares of IBS Financial common stock you own, please vote as recommended by your Board of Directors by taking these two simple steps:

 1. PLEASE SIGN, DATE and PROMPTLY MAIL the enclosed BLUE proxy card in the postage-paid envelope provided.


 2.     PLEASE DO NOT RETURN ANY WHITE PROXY CARDS sent to you by Seidman.


        IF YOU VOTED SEIDMAN'S PROXY CARD BEFORE RECEIVING YOUR IBS FINANCIAL BLUE PROXY CARD, YOU HAVE EVERY RIGHT TO CHANGE YOUR VOTE SIMPLY BY SIGNING, DATING AND MAILING THE ENCLOSED BLUE PROXY CARD. THIS WILL CANCEL YOUR EARLIER VOTE SINCE ONLY YOUR LATEST DATED PROXY CARD WILL COUNT AT THE ANNUAL MEETING.

        If you own shares in the name of a brokerage firm, only your broker can vote your shares on your behalf and only after receiving your specific instructions. Please call your broker and instruct him/her to execute a BLUE card on your behalf. You should also promptly sign, date and mail your BLUE card when you receive it from your broker. Please do so for each separate account you maintain.

    You should return your BLUE proxy card at once to ensure that your vote is counted. This will not prevent you from voting in person at the meeting should you attend.

    If you have any questions or need assitance in voting your shares, please call D.F. King & Co., Inc., which is assisting us, toll-free at 1-800-714-3306.

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